FIRST ADDENDUM TO THE EMPLOYMENT AGREEMENT

THIS FIRST ADDENDUM TO THE EMPLOYMENT AGREEMENT, (the "Addendum"), dated as of the 13 day of January, 2005, by and between Albert J. Lazo (the "Executive"), and Azur International Inc., a Nevada corporation, and Azur Development Corp, a Florida corporation, jointly and severally (collectively the "Company") shall amend, modify, supersede and be part of that certain Employment Agreement (the "Agreement") between the Executive and the Company effective as of the 15th of April 2004 (the "Effective Date").

RECITALS

WHEREAS, The Company and the Executive hereby agrees to the following terms and conditions of the Agreement and the modifications as hereinafter set forth in this Addendum.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Section 2.1 of the Agreement shall be deleted and replaced with the following:

    2.1. Salary. The Executive's salary shall be One Hundred Eighty Thousand and 00/100 Dollars ($180,000) per annum ("Salary"), beginning on February 1, 2005, payable on the 1st and the 15th day of each month in arrears, in accordance with Company's standard payroll practices.

2. Section 3 of the Agreement shall be deleted and replaced with the following:

    3. TERM. The term of Executive's employment hereunder will commence as of the Effective Date and will continue without interruption for a period of Three (3) years from the Effective Date (the "Initial Term"). After the Initial Term, the Agreement shall renew automatically for additional one (1) year periods (the "Additional Term") on the terms set forth herein unless the Agreement is terminated by either party in writing within thirty days prior to the expiration of the Initial Term or the applicable Additional Term as the case may be.

3. The Corporation agrees to provide Executive with a $400 dollar per month health insurance stipend which shall be paid on the Thirtieth (30) Day of each month beginning on the 30th of January 2005.

4. The Executive shall receive a signing bonus as consideration for signing this Addendum in the form of Fifty Thousand Restricted Shares of the Corporation (the "Signing Bonus"). The Signing Bonus shall be paid within Sixty Days after the execution of this Addendum.

5. All other provisions in the Agreement shall remain in full force and effect.

6. In the event of any inconsistencies between the Agreement and this Addendum, this Addendum shall control.

IN WITNESS WHEREOF, the Company and Executive have executed and entered into this Addendum as of the day first above set forth.

In the presence of:

COMPANY:

AZUR DEVELOPMENT CORP.

Witness

By: Donald Winfrey, President

AZUR INTERNATIONAL INC.

Witness

By: Donald Winfrey, President

EXECUTIVE:

Witness

Albert J. Vazo